THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

                                WARRANT AGREEMENT

                                  FOR UNITS OF

                            U.S. WIRELESS DATA, INC.

Warrant No. ___

     THIS CERTIFIES that, for value received, Commonwealth Associates, L.P., or its permitted assigns registered on the books of the Company (collectively, the "Holder"), is entitled to purchase from U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), at any time, and from time to time, during the exercise period referred to in Section 1 hereof, 32 Units of the Company. Each Unit initially consists of (i) 10,000 shares of the Company's Series C Convertible Preferred Stock (the "Shares"), each Share convertible into shares of the Company's common stock, no par value (the "Common Stock"), and (ii) seven-year warrants (the "Unit Warrants") to purchase a number of shares of Common Stock equal to 25% of the number of shares of Common Stock into which the Shares are convertible. The Shares and Unit Warrants underlying this Warrant are identical to the shares and unit warrants (the "Investor Shares" and the "Investor Warrants," respectively) included in the Units sold pursuant to the Company's Confidential Private Placement Memorandum, dated February 14, 2000, as amended. The Investor Shares and the Investor Warrants are subject to call as provided therein and, if this Warrant is exercised after the date that such call is given (the "Call Date"), it shall only be exercisable for Common Stock. The purchase price for each Unit is one hundred thousand dollars ($100,000) (the "Exercise Price"), provided that if the Holder elects, after the Call Date, to receive the Common Stock which would have been issuable upon exercise of the Unit Warrants, the Exercise Price shall be increased by an amount equal to the exercise price of such Unit Warrants (the "Underlying Warrant Exercise Price"). Securities issuable upon exercise of this Warrant are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall include any warrant or warrants hereafter issued in consequence of the exercise of this Warrant in part or transfer of this Warrant in whole or in part.

1.       Exercise; Payment for Ownership Interest.

(b) Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after the date hereof and prior to 5 p.m. San Francisco time on ___________, 2007, by presentation and surrender of this Warrant to the principal offices of the Company, together with the Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Exercise Price multiplied by the number of Units as to which this Warrant is then being exercised or, if this Warrant is exercised after the Call Date, by payment of an amount equal to the number of shares of Common Stock as to which this Warrant is being issued multiplied by the Post-Call Exercise Price (as defined below). Any transfer of Units obtained by the Holder in exercise of this Warrant is subject to the requirement that such securities be registered under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws or exempt from registration under such laws. The Holder of this Warrant shall be deemed to be the holder of the Units, or, if exercised after the Call Date, Common Stock, as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Units or shares of Common Stock as to which the exercise is being made, or by delivery to the Company of securities of the Company having a value equal to the cash purchase price for such number of Units or Common Stock determined as of the date of delivery.

(c) All or any portion of the Exercise Price may be paid by surrendering Warrants effected by presentation and surrender of this Warrant to the Company with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate Exercise Price. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Shares for which the Holder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 1(b), the then current market price per share of Common Stock at any date shall be deemed to be the average for the ten consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nadaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or if not then publicly traded, the fair market price of the Common Stock as determined by the Board of Directors of the Company.

(d) If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Units purchasable hereunder as to which the Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Units. Upon any exercise and surrender of this Warrant, the Company will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the number of Shares to which the Holder shall be entitled and a certificate representing the Unit Warrants, or, if exercised after the Call Date, the shares of Common Stock, to which the Holder shall be entitled or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2.   Adjustments.

     2.1 The Holder of the Warrant shall receive upon exercise hereof prior to the Call Date Shares and Unit Warrants that will reflect all adjustments to such securities as would have occurred from the date of this Warrant through the date of exercise of the Warrant and which shall be identical to Investor Shares and Investor Warrants. For purposes of clarity, the Holder of the Warrant, whenever exercised prior to the Call Date, shall have the right to receive that amount of securities of the Company had the Holder exercised this Warrant on the date hereof and received the benefit of all adjustments (for anti-dilution, or changes in capitalization, or a merger or other transaction effecting the capitalization of the Company) to such securities as if the Holder had held such securities from the date hereof until the date of exercise of this Warrant. After the Call Date, the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock which such Holder would have received had such Holder exercised this Warrant and the Unit Warrants in full immediately prior to the Call Date, as adjusted equitably for any stock splits, stock dividends, mergers or recapitalization occurring after the Call Date at an exercise price equal to the conversion or exercise price, as the case may be, of the Shares and Unit Warrants as of the Call Date, as appropriately adjusted for any stock dividends, mergers or recapitalization occurring after the Call Date. By way of illustration, if this Warrant was initially exercisable for one Unit and if on the Call Date one unit consisted of 10,000 Shares convertible into 66,666 shares of Common Stock at $1.50 per share and Warrants exercisable for 25% of 66,666 at $1.50 per share and subsequent to the Call Date the Company declared a 2-for-1 stock split, the Holder would be entitle to exercise this Warrant for 166,665 shares of Common Stock at $.75 per share (representing 133,332 shares in respect of the Shares included in the Unit originally underlying the Warrant and 33,333 shares of Common Stock in respect of the Unit Warrants included in the Unit originally underlying the Warrant).

     2.2 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Units pursuant to Section 2.1, the Company at its expense will promptly compute such adjustment or readjustment and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Warrant at the address of such Holder as shown on the books of the Company.

     2.3 Other Notices. If at any time:

          (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Common Stock or distribute securities or other property to the holders of shares of the Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or Warrants to purchase, securities of the Company;

          (b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least 15 days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give the notice referred to herein shall not affect the validity or legality of the action which should have been the subject of the notice.

3. No Voting Rights. Except as otherwise provided herein, this Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

4. Warrants Transferable. This Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (i) to an affiliate of the initial Holder hereof or successor in interest to any such person; or (ii) pursuant to the registration of this Warrant under the 1933 Act or subsequent to one year from the date hereof under Rule 144 or other exemption from such registration.

5. Warrants Exchangeable; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, upon surrender hereof by the Holder hereof at the principal offices of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Units or Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Units or Common Stock (not to exceed the maximum aggregate Units or shares of Common Stock which may be purchased hereunder) as shall be designated by such Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Units or Common Stock which may be subscribed for and purchased hereunder.

6.  Legends;   Investment   Representations.   Any  certificate  evidencing  the
securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH
SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR
(B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

7. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants other than as set forth in this Section 7. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of the Warrants and the Units.

          The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

8. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of New York, and the rights of the parties shall be governed by, the law of such State.

          IN WITNESS WHEREOF, this Warrant Agreement has been executed as of the _____ day of March, 2000.

                                     U.S. WIRELESS DATA, INC.


                                     By:
                                        ----------------------------------------

                                     Its:
                                         ---------------------------------------

                                  PURCHASE FORM

          Dated:__________, ____

                               Prior to Call Date

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ Units and hereby makes payment of $_____________ in payment of the exercise price thereof.

                               After the Call Date

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock (including _____ shares which would have been issuable pursuant to the Unit Warrants) and hereby makes payment of $_____ in payment of the exercise price thereof.


                                       -----------------------------------------

                             CASHLESS EXERCISE FORM

          Dated:__________, ____

                               Prior to Call Date

          The undersigned irrevocably elects to exercise the within Warrant for Units and hereby makes payment pursuant to the Cashless Exercise provision of the within Warrant, and directs that the payment of the Exercise Price be made by cancellation as of the date of exercise of a portion of the within Warrant in accordance with the terms and provisions of Section 1(b) of the within Warrant.

                               After the Call Date

          The undersigned irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock (including shares which would have been issuable pursuant to the Unit Warrants) and hereby makes payment pursuant to the Cashless Exercise provision of the within Warrant, and directs that the payment of the Exercise Price be made by cancellation as of the date of exercise of a portion of the within Warrant in accordance with the terms and provisions of Section 1(b) of the within Warrant.


                                       -----------------------------------------